Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CREDO PETROLEUM UPDATES INFORMATION REGARDING

ITS NATURAL GAS PRICE HEDGES

DENVER, COLORADO, December 17, 2007 — CREDO Petroleum Corporation (NASDAQ: CRED) today updated information regarding its natural gas production hedges.

James T. Huffman, President, said, “For fiscal 2007, the company realized hedging gains totaling $1,910,000.  We have a long-standing policy of actively managing natural gas prices through hedging, and we have demonstrated the ability to use hedging to effectively manage price risks.  This is critical to our business because natural gas prices have a significant impact on CREDO’s financial performance.”

The following table shows realized hedging gains by quarter for the fiscal year ended October 31, 2007.

Fiscal Quarter Ended	Average Price (NYMEX Basis)	Hedging Gain
January 31, 2007	$8.08	$382,000
April 30, 2007	$8.88	$590,000
July 31, 2007	$7.82	$201,000
October 31, 2007	$7.80	$737,000

“We have established hedges for all months in fiscal 2008, except October, at an average monthly price of $8.55 per Mcf,” Huffman said.  “Our average monthly hedge prices generally exceed those for last year, and secure excellent prices for the majority of our 2008 production.  Excluding the aftermath of Hurricane Katrina, our current monthly hedge prices exceed the historical NYMEX closing price at contract expiration in all but one month.”

Fiscal 2008 hedges for the months of November and December were closed at expiration of the contracts and a $492,000 hedging gain was realized for the two months.  The following table shows CREDO’s hedged production volumes and the average hedge price for fiscal 2008.

Month	Mcf Per Month	NYMEX Price
November 2007	130,000	$8.71
December 2007	150,000	$9.24
January 2008	150,000	$9.53
February 2008	150,000	$9.52
March 2008	140,000	$9.28
April 2008	150,000	$7.83
May 2008	150,000	$7.86
June 2008	150,000	$7.92
July 2008	150,000	$8.01
August 2008	150,000	$8.07
September 2008	150,000	$8.05

Volumes hedged are estimated to range from 75% to 85% of the company’s production base at the time the hedge was initiated without taking into consideration estimates for new production from future operations.  Depending on changes in the natural gas futures market and management’s assessment of the underlying fundamentals affecting natural gas prices, the company may either increase or reduce the hedge positions in the future without notice.

All of the open hedges are indexed to the NYMEX and are represented by short positions.  Actual price realizations in the company’s principal areas of operations (primarily Oklahoma) are expected to be 10% to 12% below NYMEX prices primarily due to basis differentials.

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For more information about the company, visit http://www.credopetroleum.com.

Contact:	James T. Huffman
President
or
David E. Dennis
Chief Financial Officer
303-297-2200
Web Site:	www.credopetroleum.com

CREDO Petroleum Corporation is a publicly traded independent energy company headquartered in Denver, Colorado.  The company is engaged in the exploration for and the acquisition, development and marketing of natural gas and crude oil in the Mid-Continent and Rocky Mountain regions.  The company’s stock is traded on the NASDAQ System under the symbol “CRED” and is quoted daily in the “NASDAQ Global Market” section of The Wall Street Journal.

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and

Section 21E of the Securities Exchange Act of 1934, as amended.  All statements included in this press release, other than statements of historical facts, address matters that the company reasonably expects, believes or anticipates will or may occur in the future.  Such statements are subject to various assumptions, risks and uncertainties, many of which are beyond the control of the company.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those described in the forward-looking statements.  Investors are encouraged to read the “Forward-Looking Statements” and “Risk Factors” sections included in the company’s 2006 Annual Report on Form 10-K for more information.  Although the company may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.